EXHIBIT 10.21

                              MANAGEMENT AGREEMENT

THIS AGREEMENT made as of July 1, 1999

BETWEEN:

VIBRO-TECH INDUSTRIES, INC., a corporation subsisting under the laws of the state of Delaware, having a place of business at Suite 201-11240 Bridgeport Road, Richmond, British Columbia V6X 1T2 ("Vibro-Tech") on its own behalf and on behalf of Shantou Vibro-Tech Industries Inc. (China), Vibro-Tech Holdings Ltd. (Hong Kong) and Vibro-Tech Industries Ltd. (Hong Kong) (collectively, the "China Subsidiaries")

AND:

JOE CHUNG, Businessman, having a place of business at F3 Merry Court, 10 Castle Road, Mid-Level, Hong Kong

                                    ("Chung")

WHEREAS:

A. Vibro-Tech and its subsidiaries, Vitech Industries Inc, Cansun Management Ltd., Shantou Vibro-Tech Industries Inc. (China), Vibro-Tech Holdings Ltd. (Hong
Kong) and Vibro-Tech Industries Ltd. (Hong Kong) (collectively, the "Subsidiaries") are engaged in the business of the design, manufacture, marketing and sales of seismic vibration bearings for use in the construction industry;

B. Vibro-Tech wishes to engage Chung as, and Chung has agreed to be, executive vice-president in charge of the manufacture, operations, product development, marketing, sales and management of Shantou Vibro-Tech Industries Inc. (China), Vibro-Tech Holdings Ltd. (Hong Kong) and Vibro-Tech Industries Ltd. (Hong Kong) (collectively, the "China Subsidiaries") on the terms and conditions of this Agreement;

WITNESSES THAT the parties mutually covenant and agree as follows:

ARTICLE I APPOINTMENT AND DECLARATION

1.01 The China Subsidiaries appoint and engage Chung as executive vice-president of the China Subsidiaries and Chung accepts such appointment, on the terms and other conditions of this Agreement.1.02 During the term of this Agreement, Chung will be a member of the board of directors of such of the China Subsidiaries as are from time to time designated by the president of Vibro-Tech.

1.03 As executive vice-president of the China Subsidiaries, Chung will be responsible for the manufacturing, operations, product development, marketing, sales and management of the China Subsidiaries in China and in such other Asian countries as are designated from time to time by the president of Vibro-Tech and in ensuring that the China Subsidiaries are, and continue to be, in compliance with the laws of China and such other Asian countries in which the China Subsidiaries carry on business.

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1.04 Chung will work with, assist and in all ways cooperate with Foo Lin Zhou in the design, modification, patenting and any other activity connected with the development of seismic vibration bearings for use in the construction industry.

1.05 The China Subsidiaries will contract in compliance with applicable local laws with such persons, firms and corporations qualified under applicable local laws as Chung may select to provide personnel and office services, accounting services, legal and accounting advice and such other activities as Chung, in consultation with the president of Vibro-Tech, considers should be done by third parties but Chung will continue to make the day-to day business and management decisions for the China Subsidiaries..

1.06 Except for the liability for the payment of the monthly fees of Chung, the China Subsidiaries will be fully and solely liable and responsible for the activities and remuneration of the persons, firms and corporations employed by, or contracting with, the China Subsidiaries and Chung will ensure that all contracts are made between any person, firm or corporation with the China Subsidiary involved.

ARTICLE II  MANAGEMENT  OF BUSINESS BY CHUNG

2.01 Without limiting the generality of the provisions of article one, at and with the direction of, and in consultation from time to time with, the president of Vibro-Tech, Chung will subject to paragraph 2.02:

(a) take, on behalf of the China Subsidiaries, all such action to give effect to any investment or business decision of the president of Vibro-Tech;

(b) use his best efforts to present and recommend from time to time a continuing and suitable business program consistent with the business policies, objectives and restrictions of Vibro-Tech to establish and expand the business of the China Subsidiaries in accordance with the analysis, advice and recommendations of persons qualified under applicable legislation, and to present business opportunities of a character consistent with the business program adopted by the president of Vibro-Tech; and

(c) generally advise Vibro-Tech about any matter which Chung considers relevant or material in connection with the administration, business or investments of Vibro-Tech and its Subsidiaries.

2.02 Subject to direction from the president of Vibro-Tech, Chung will select such persons, firms or corporations as Chung considers appropriate to provide services required in connection with the operation of the business of the China Subsidiaries.

2.03 Chung will forthwith provide Vibro-Tech with information concerning any change in the business objectives, policies of, or restrictions on, the China Subsidiaries and with such further information concerning the affairs of the China Subsidiaries as the president of Vibro-Tech may from time to time request.

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ARTICLE III ADMINISTRATION OF THE CHINA SUBSIDIARIES

3.01 Chung will, as executive vice-president of the China Subsidiaries, in consultation with the president of Vibro-Tech:

(a) determine the business plan and strategy of the China Subsidiaries from time to time;

(b) retain qualified and appropriate legal, accounting and business advisers for the China Subsidiaries as are required to maintain the China Subsidiaries pursuant to applicable law and to ensure that Vibro-Tech is able to comply with the securities laws of the United States of America; and

(c) provide to the board of directors of Vibro-Tech any information which the members of such board may from time to time reasonably request in connection with the day to day business operations of Vibro-Tech or its Subsidiaries.

ARTICLE IV STANDARD OF CARE

4.01 Chung will exercise the powers and perform the duties assumed hereunder honestly, in good faith and in the best interests of Vibro-Tech and its Subsidiaries and will exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

ARTICLE V MANAGEMENT FEE, OTHER COMPENSATION AND VACATIONS

5.01 To July 31, 2000 Chung will charge to, and collect from, the China Subsidiaries in such proportions from each of the China Subsidiaries as the president of Vibro-Tech considers appropriate a monthly management fee of US$2,500.

5.03 On July 31, 2001 and on July 31 in each subsequent year of this Agreement and during any renewal of the term of this Agreement, the monthly management fee to be paid to Chung will be increased by ten percent of the monthly management fee paid in the previous period.

5.04 The management fee in respect of each calendar month will be paid to Chung on the first business day of each calendar month.

5.05 Chung will be entitled in each year to a paid, two week holiday to Canada with all travel expenses from China to Canada, including air line tickets on an airline and in a class of seat approved by the president of Vibro-Tech, to be paid by the China Subsidiaries.

5.06 Vibro-Tech grants to, and vests in, Chung an option to purchase 250,000 shares of Vibro-Tech on or before the earlier of six months after the termination of this Agreement or June 30, 2003 for US$0.15 per share and will execute and deliver a form of agreement acceptable to Chung evidencing the grant of such share purchase option.

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5.07 Chung will be paid from time to time a annual discretionary bonus determined by the president of Vibro-Tech based on operations at the factory and from operations in China and other Asian countries.5.08 Any change in the management fee or in the basis of calculating the management fee or other expenses which would result in increased charges to the China Subsidiaries may be made only after approval of such matter by the president of Vibro-Tech.

ARTICLE VI EXPENSES OF CHUNG

6.01 The expenses and disbursements of Chung incurred from time to time in directing and managing the business of the China Subsidiaries will be paid from time to time by the China Subsidiary designated by the president of Vibro-Tech.

ARTICLE VII NO OTHER ACTIVITIES OF CHUNG

7.01 Chung may have no other business interests and may engage in no other activities similar or in addition to those relating to the activities to be performed for the China Subsidiaries.

ARTICLE VIII RELATIONSHIP OF PARTIES

8.01 Chung will perform his duties as an independent contractor and none of Vibro-Tech, its Subsidiaries, their respective directors, officers or employees is for the purposes of this Agreement employees or agents of or co-venturers with Chung and nothing in this Agreement will be construed so as to make them employees, agents or co-venturers of Chung or to impose any liability on Chung as an employer, principal or co-venturer.

8.02 Each of the China Subsidiaries will bear the sole and complete responsibility and liability for the employment, conduct and control of its employees, agents and contractors and for the injury of such persons or injury to others through the actions or omissions of such persons.

ARTICLE IX INDEMNITY

9.01 Each of the China Subsidiaries agrees to indemnify and save harmless Chung for any loss (other than loss of profits), liability, claim, damages or expense, including the reasonable cost of investigating, settling or defending any alleged loss, liability , claim, damages or expense and reasonable counsel fees incurred in connection therewith, incurred as a result of or in connection with the execution of his office and duties under this Agreement or otherwise in respect of the affairs of each of the China Subsidiaries if Chung has exercised his powers and performed his duties in accordance with the standard of care stipulated in Article IV.

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ARTICLE X TERM AND TERMINATION

10.01 This Agreement will be effective on July 1, 1999 and will continue in force until July 31, 2003.

10.02 After July 31, 2003, this Agreement will be automatically renewed for an additional term of one year on the terms and other conditions of this Agreement, including this condition.

10.03 This Agreement may be terminated by Chung on not less than 90 days' written notice to any of the China Subsidiaries in the event of:

(a) the commission by ant of the China Subsidiaries of any material fraudulent act in performing any of its obligations or any material deliberate misrepresentation to Chung or to its directors, officers or shareholders; or

(b) the malfeasance of misfeasance of any of the China Subsidiaries in the performance of its duties.

10.04 This Agreement may be terminated by Vibro-Tech and the Subsidiaries on not less than 30 days' written notice to Chung in the event of:

(a) the commission by Chung of any material fraudulent act in performing any of his obligations or any material deliberate misrepresentation to any of Vibro-Tech, its Subsidiaries or to their respective directors, officers or shareholders;

(b) failure of Chung to perform his duties and discharge its obligations; or

(c) the malfeasance of misfeasance of Chung in the performance of his duties.

10.05 The Agreement will terminate forthwith with respect to Chung if he becomes or acknowledges that he is insolvent or makes a voluntary assignment or proposal under any bankruptcy laws or applicable legislation or if a bankruptcy petition is filed or presented against Chung.

10.06 From and after the effective date of termination of this agreement, Chung will not be entitled to compensation for any further services but will be paid all compensation accruing to such date.

10.09 Upon the termination of this agreement, Chung will: (a) pay over to Vibro-Tech and its Subsidiaries all moneys which may be held by Chung for the account of Vibro-Tech and its Subsidiaries pursuant to this Agreement after deducting any accrued compensation to which Chung is then entitled;

(b) deliver to Vibro-Tech and its Subsidiaries a full accounting, including a statement of all moneys collected by Chung, a statement of all moneys held by Chung, and a statement of all moneys paid by Chung, covering the period following the date of the last accounting furnished to Vibro-Tech and its Subsidiaries; and

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(c) deliver to and, where applicable, transfer into the name of Vibro-Tech and its Subsidiaries ( or as it may direct in writing ) all property and documents of Vibro-Tech and its Subsidiaries held in the name or custody of Chung.

10.07 Upon termination of this Agreement, Vibro-Tech will assume all contracts and obligations entered into or undertaken by Chung (other than with any affiliate of Chung) within the scope of its authority and indemnify Chung against any liability by reason of anything done or required to be done under any such contract or obligation after the date of termination of this Agreement.

ARTICLE XI AMENDMENTS

11.01 This Agreement may not be modified or amended except by an instrument in writing signed by the parties to this Agreement or, where applicable, by their successors or permitted assigns, but no material provision in this Agreement may be amended unless approved by resolution of the boards of directors of Vibro-Tech and each of the China Subsidiaries and receipt, where necessary, of approvals of applicable regulatory authorities.

ARTICLE XII WAIVER

12.01 No condoning, excusing or waiver by any party of any default, breach or non-observance by any other party at any time or times in respect of any covenant, proviso or condition will operate as a waiver of that party's rights in respect of any continuing or subsequent default, breach or non-observance, and no waiver will be inferred from or implied by anything done or omitted to be done by the party having those rights.

ARTICLE XIII NOTICE

13.01 Any notice to be given by any party to any other party will be deemed to be given when in writing and delivered or communicated by telex or telecopier on any business day to the address for notice of the intended recipient.

13.02 The address for notice of each of the parties will, until changed, be:

(a)      Chung:

Mr. Joe Chung

F3 Merry Court
10 Castle Road
Mid-Level
Hong Kong

(b)      Vibro-Tech

Vibro-Tech Industries, Inc.
201-11240 Bridgeport Road
Richmond, B.C.  V6X IT2

Attention: Mr. William Chow, Chairman

Fax: 604-278-2712

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13.03 A party may by notice to the other party change its address for notice to some other address and shall so change its address for notice whenever the existing address for notice ceases to be adequate for delivery by hand or communication by telex or telecopier.

ARTICLE XIV HEADINGS

14.01 The headings appearing in this agreement have been inserted for reference and as a matter of convenience only, and in no way define, limit or enlarge the scope or meaning of this agreement or any of its provisions.

ARTICLE XV GOVERNING LAW

15.01 This agreement will be governed by and construed in accordance with the laws of British Columbia and any proceeding commenced or maintained in respect of this Agreement will be so commenced or maintained in the court of appropriate jurisdiction in the County of Vancouver to which jurisdiction the parties irrevocable attorn..

ARTICLE XVI ENTIRE AGREEMENT

16.01 The provisions of this Agreement and the share purchase option agreement to be entered into by the parties constitute the entire agreements between the parties and supersede all previous communications, representations and agreements, whether verbal or written, between the parties with respect to the subject matter hereof.

ARTICLE XVII ASSIGNMENT

17.01 This agreement may not be assigned in whole or in part by any party without the written consent of the other party.

ARTICLE XVIII ENUREMENT

18.01 This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.


IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the day and year first above written. VIBRO-TECH INDUSTRIES, INC. on its own behalf and on behalf of the China Subsidiaries


By: /s/ William Chow
William Chow, Chairman of the Board

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Signed, Sealed and Delivered by Joe        )
Chung in the presence of:                  )
/s/ In Chinese Characters                       /s/ Joe Chung
                                                    JOE CHUNG


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